Exhibit (a)(26)

DEUTSCHE DWS GLOBAL/INTERNATIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

Deutsche DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and by the Maryland General Corporation Law, the Board of Directors has designated and classified the Class T shares of each Series of the Corporation, all of which are unissued, into undesignated shares of the capital stock of the Corporation.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 3,509,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $35,099,937.96, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

DWS Emerging Markets Fixed-Income Fund		320,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class T shares	50,000,000

DWS ESG Global Bond Fund		529,154,575

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
	Class T shares	50,000,000
	Institutional Class shares	100,000,000

DWS ESG International Core Equity Fund		250,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000
	Class T shares	50,000,000

DWS Global Small Cap Fund		280,000,000

	Class A shares	40,000,000
	Class C shares	10,000,000
	Class S shares	30,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

DWS International Growth Fund		420,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

DWS RREEF Global Infrastructure Fund		1,400,000,000

	Class A shares	350,000,000
	Class C shares	200,000,000
	Class S shares	500,000,000
	Institutional Class shares	250,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Undesignated		310,839,221

(b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 3,509,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $35,099,937.96, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

DWS Emerging Markets Fixed-Income Fund		270,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000

DWS ESG Global Bond Fund		479,154,575

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
	Institutional Class shares	100,000,000

DWS ESG International Core Equity Fund		200,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000

DWS Global Small Cap Fund		230,000,000

	Class A shares	40,000,000
	Class C shares	10,000,000
	Class S shares	30,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000

DWS International Growth Fund		370,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000

DWS RREEF Global Infrastructure Fund		1,350,000,000

	Class A shares	350,000,000
	Class C shares	200,000,000
	Class S shares	500,000,000
	Institutional Class shares	250,000,000
	Class R6 shares	50,000,000

Undesignated		610,839,221

THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on July 19, 2022 duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Deutsche DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 19th day of July, 2022; and its Vice President acknowledges that these Articles Supplementary are the act of Deutsche DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE DWS GLOBAL/INTERNATIONAL FUND, INC.
/s/ Ciara Crawford Name: Ciara Crawford Position: Assistant Secretary	/s/ John Millette Name: John Millette Position: Vice President